UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-34362	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Columbus McKinnon Corporation, a New York corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on February 12, 2025, the Company entered into a Stock Purchase Agreement, dated as of February 10, 2025 (the “Stock Purchase Agreement”), by and among the Company, Kito Crosby Limited, a company incorporated under the laws of England and Wales (“Kito Crosby”), the equityholders of Kito Crosby set forth on the signature pages thereto and Ascend Overseas Limited, solely in its capacity as the representative. Pursuant to the Stock Purchase Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, the Company agreed to purchase all of the issued and outstanding equity of Kito Crosby (the “Kito Crosby Acquisition”).

On February 3, 2026, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company closed the Kito Crosby Acquisition.

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement

On February 3, 2026, and in connection with the closing of the Kito Crosby Acquisition, the Company, Columbus McKinnon EMEA GmbH and certain other subsidiaries of the Company entered into a credit agreement (the “New Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. The New Credit Agreement provides for credit facilities (the “Facilities”) consisting of a Revolving Credit Facility in an aggregate amount of $500.0 million (the “Revolving Facility”) and a Term Loan B Facility (the “Term Loan B Facility”) in an aggregate amount of $1,650.0 million.

The key terms of the New Credit Agreement are as follows:

(1)

Term Loan B Facility: An aggregate $1,650.0 million Term Loan B Facility, which requires quarterly principal amortization of 0.25% with the remaining principal due at the maturity date. In addition, if the Company has Excess Cash Flow (“ECF”) as defined in the New Credit Agreement, the Company will be required to prepay the ECF Prepayment Amount (as defined below) of the ECF for each fiscal year minus certain agreed deductions pursuant to Section 4.4 of the New Credit Agreement other than to the extent that any such prepayment is funded with the proceeds of Funded Debt (as defined in the New Credit Agreement), shall be applied toward the prepayment of the Term Loan B Facility. The ECF Prepayment Amount is defined as 50%, stepping down to 25% or 0% based on the achievement of specified Consolidated First Lien Leverage Ratios (as defined in the New Credit Agreement). Further, the Company is able to draw additional Incremental Facilities (as defined in the New Credit Agreement) by entering into incremental amendments. Lenders shall have no obligation to participate in any increase for any Incremental Facility unless they agree to do so in their sole discretion. The Term Loan B Facility matures seven years after the closing date of the Kito Crosby Acquisition and the entry into the New Credit Agreement.

(2)

Revolving Facility: An aggregate $500.0 million Revolving Facility, which includes sublimits for the issuance of letters of credit and bankers’ acceptances, swingline loans and multi-currency borrowings in certain specified foreign currencies. The Revolving Facility matures five years after the closing date of the Kito Crosby Acquisition and the entry into the New Credit Agreement.

(3)

Fees and Interest Rates: Interest rates for the Facilities are determined on the basis of either a term SOFR or a base rate plus an applicable margin. In the case of term SOFR loans under the Term Loan B Facility, such margin is 3.50%, and in the case of dollar denominated term SOFR loans under the Revolving Facility, such margin ranges from 2.25% to 3.25% based upon the Company’s Consolidated Total Leverage Ratio (as defined in the New Credit Agreement). Commitment fees with respect to the Revolving Facility range from 0.40% to 0.55% based upon the Company’s Consolidated Total Leverage Ratio.

(4)

Prepayments: Provisions contained in the New Credit Agreement permit a Borrower (as defined in the New Credit Agreement) to voluntarily prepay either the Term Loan B Facility or the Revolving Facility in whole or in part at any time, and provisions contained in the New Credit Agreement require certain mandatory prepayments of the Term Loan B Facility or Revolving Facility on the occurrence of certain events, which will permanently reduce the commitments and/or loans under the New Credit Agreement.

(5)

Covenants: Provisions containing customary covenants required of the Company and its subsidiaries including various affirmative and negative financial and operational covenants. The key financial covenants prohibit the Consolidated First Lien Leverage Ratio (as defined in the New Credit Agreement) for the reference period ended on such date from exceeding 7.75 to 1.00 as of any date of determination with stepdowns for the first three years to 7.25 to 1.00, 6.75 to 1.00 and 6.25 to 1.00.

(6)

Collateral/Guaranty: Obligations under the New Credit Agreement are secured by liens on substantially all assets of the Company and its material wholly-owned domestic subsidiaries and, with respect to the obligations of any designated borrower under the New Credit Agreement organized outside the United States, the assets of certain foreign entities (subject to certain exceptions and requirements). The Company’s obligations under the New Credit Agreement are guaranteed by the Company’s current and future material domestic wholly-owned subsidiaries, subject to certain exceptions. The obligations of the Company’s non-U.S. subsidiaries that are Borrowers under the New Credit Agreement may be guaranteed by certain of the Company’s subsidiaries organized outside of the U.S.

Proceeds from the Term Loan B Facility and from the portion of the Revolving Facility drawn on date of the Kito Crosby Acquisition were used, together with the net proceeds from the offering of the Notes (as defined below and the proceeds from the sale of the Preferred Shares (as defined below) to finance the Kito Crosby Acquisition (including the repayment of Kito Crosby’s existing indebtedness), to refinance the Existing Credit Agreement (as defined below), to pay any related fees and expenses and to finance working capital and other general corporate purposes.

The description above of the Facilities and the New Credit Agreement does not purport to be complete and is qualified in its entirety by the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Supplemental Indenture

On January 30, 2026, the Company completed an offering of $900.0 million in aggregate principal amount of its 7.125% Senior Secured Notes due 2033 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), outside the United States to certain persons in reliance on Regulation S under the Securities Act or to “institutional” accredited investors (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under Regulation D promulgated under the Securities Act).

The Notes were issued pursuant to an indenture, dated as of January 30, 2026 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and as note collateral agent (the “Note Collateral Agent”). On February 3, 2026, and in connection with the closing of the Kito Crosby Acquisition, the Company, the guarantors party thereto (the “Note Guarantors”), the Trustee and the Note Collateral Agent entered into a first supplemental indenture (the “Supplemental Indenture”) pursuant to which, among other things, the Note Guarantors unconditionally guaranteed the Notes.

The Notes mature on February 1, 2033 and bear interest at a rate of 7.125% per year payable semi-annually in cash in arrears on February 1 and August 1 of each year. The first such interest payment will be made on August 1, 2026.

Prior to the closing of the Kito Crosby Acquisition, the Notes were not guaranteed and were the Company’s senior unsecured indebtedness. Following the closing of the Kito Crosby Acquisition and the entry into the Supplemental Indenture, the Notes are (i) secured by a first priority security interest in substantially all of the assets of the Company and its U.S. subsidiaries that guarantee the New Credit Agreement, subject to certain thresholds, exceptions and permitted liens and (ii) unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company’s U.S. subsidiaries that guarantee the New Credit Agreement or certain capital markets debt.

The Company may redeem the Notes, in whole or in part, at its option, at any time and from time to time on and after February 1, 2029, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date, if redeemed during the twelve-month period beginning on February 1 of the years set forth below:

Redemption Period	Price
2029	103.563%
2030	101.781%
2031 and thereafter	100.000%

In addition, during any 12-month period prior to February 1, 2029, the Company may redeem up to 10.0% of the original aggregate principal amount of the Notes (including the principal amount of any additional Notes of the same series) at a redemption price (expressed as a percentage of principal amount thereof) of 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to February 1, 2029, the Company at its option may redeem up to 40.0% of the aggregate principal amount of the Notes with the aggregate proceeds of certain equity offerings at a price equal to 107.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to February 1, 2029, the Company may, at its option, redeem some or all of the Notes at a redemption price equal to 100.0% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Company may be required to offer to repurchase the Notes at a price of 101.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on liens, incurrence of indebtedness and mergers, consolidations and sale of assets. The Indenture also contains requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, most of these covenants will be suspended for so long as the Notes are rated investment grade by either Moody’s Investment Service, Inc. or Standard & Poor’s Financial Services LLC and no default under the Indenture has occurred and is continuing.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the Trustee, acting at the direction of holders of at least 30.0% in aggregate principal amount of the Notes then outstanding, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above of the Indenture, the Notes and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by the Indenture (including the Form of Note for the Notes) and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On February 3, 2026, as contemplated by the previously disclosed Investment Agreement, dated as of February 10, 2025 (the “Investment Agreement”), by and among the Company, CD&R XII Keystone Holdings, L.P., a Cayman Islands exempted limited partnership (the “CD&R Investor”), and Clayton, Dubilier & Rice Fund XII, L.P., a Cayman Islands exempted limited partnership (solely for the purpose of limited provisions therein), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the CD&R Investor pursuant to which the Company agrees to file a resale shelf registration statement for the benefit of the CD&R Investor, its affiliated funds and their respective permitted transferees, and pursuant to which the CD&R Investor may, subject to any restrictions on transfer imposed by the Investment Agreement, request that the Company conduct an underwritten offering of, or register, any common shares of the Company, par value $0.01 per share (the “Common Shares”), or any Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the “Preferred Shares”), held by the CD&R Investor, including any Common Shares received upon conversion of Preferred Shares held by the CD&R Investor and eligible for registration thereunder (“registrable securities”). The CD&R Investor also has customary piggyback registration rights and may request that the Company include its registrable securities in certain future registration statements or offerings of Common Shares by the Company. These registration rights terminate when the CD&R Investor and its affiliated funds no longer own any registrable securities.

The description above of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Credit Agreement

On February 3, 2026, in connection with the closing of the Kito Crosby Acquisition and entry into the New Credit Agreement, the Company terminated all commitments, and caused to be repaid in full all indebtedness, liabilities and other obligations, under the Amended and Restated Credit Agreement, dated as of May 14, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and any other related loan documents.

Debt Commitment Letter

In connection with the closing of the Notes offering and the Company’s entry in the New Credit Agreement, the Company terminated its debt commitment letter, dated as of February 10, 2025, with JPMorgan Chase Bank, N.A., which had provided for $3.05 billion of borrowings consisting of a term loan facility in the aggregate amount of up to $1.325 billion, a revolving facility in the aggregate amount of $500.0 million and a bridge loan facility in the aggregate amount of up to $1.225 billion, in each case, to be used to finance the Kito Crosby Acquisition.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 12, 2025, the Company entered into the Stock Purchase Agreement, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth therein, the Company agreed to purchase all of the issued and outstanding equity of Kito Crosby from the equityholders thereof.

On February 3, 2026, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company completed the Kito Crosby Acquisition. The aggregate consideration paid by the Company was $2.7 billion in cash, subject to certain customary adjustments with respect to, among other things, cash, debt, transaction expenses and working capital set forth in the Stock Purchase Agreement.

The description above of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Stock Purchase Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, Kito Crosby or any of their respective subsidiaries. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Stock Purchase Agreement, which may differ from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Kito Crosby or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Stock Purchase Agreement, and any changes to such information may not be reflected in the Company’s public filings.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “New Credit Agreement” and “Indenture and Supplemental Indenture” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On February 3, 2026, as contemplated by the Investment Agreement, the Company issued and sold to the CD&R Investor 800,000 Preferred Shares for an aggregate purchase price of $800.0 million or $1,000 per Preferred Share, pursuant to the Investment Agreement. Such issuance and sale is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The CD&R Investor has represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that the Preferred Shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 3, 2026, as contemplated by the Investment Agreement (which provides that, subject to the terms and conditions thereof, the CD&R Investor initially may designate three directors to the Company’s Board of Directors (the “Board”)), the Board, upon the recommendation of its Corporate Governance and Nomination Committee, appointed Michael Lamach, Nathan K. Sleeper and Andrew Campelli, each a partner or officer of, or advisor engaged by the funds managed by, Clayton, Dubilier & Rice, LLC (“CD&R”), as new members of the Board to serve until the 2026 annual meeting of shareholders of the Company. The Board has not yet made a determination regarding any committee assignments for Messrs. Lamach, Sleeper and Campelli. Messrs. Lamach, Sleeper and Campelli will be entitled to participate in the non-employee director compensation program described in the Company’s proxy statement for its 2025 annual meeting of shareholders filed with the SEC on June 30, 2025. Messrs. Sleeper and Campelli have agreed to assign all of the compensation each of them would have received for services as a director to CD&R.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Preferred Shares Amendment

On January 29, 2026 and as contemplated by the Investment Agreement, the Company filed a certificate of amendment (the “Preferred Shares Amendment”) to the Company’s Restated Certificate of Incorporation with the New York State Department of State establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the new Preferred Shares. The Certificate of Amendment was filed in connection with, and as contemplated, by the Investment Agreement.

The Preferred Shares are convertible perpetual participating preferred shares of the Company, with an initial conversion price equal to $37.68, and accrue dividends at a rate of 7.0% per annum, in addition to participating in the Company’s regular dividends to the extent such dividends exceed $0.07 per calendar quarter (such regular quarterly dividends up to $0.07 per calendar quarter, the “Permitted Quarterly Dividends”), compounded quarterly. Unless agreed to by the Company, no holder of Preferred Shares will be permitted to vote or convert Preferred Shares to the extent such vote or conversion would otherwise result in such holder and its affiliates (based on the aggregate Common Shares and Preferred Shares held by them) having the right to vote more than 45% of the votes held by all shareholders of the Company at any given time (the foregoing referred to below as the “Conversion and Vote Limitations”).

The Preferred Shares rank senior to the Common Shares with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. Holders of the Preferred Shares are entitled to dividends that are payable quarterly in arrears, accrue and accumulate on a daily basis from the issuance date of such Preferred Shares and are payable at the Company’s option, either (i) in cash or (ii) accumulate with respect to each outstanding Preferred Share for the relevant payment period, at a rate of 7.00% per annum, compounded quarterly, subject to adjustment and as set forth in the Preferred Shares Amendment. Holders of the Preferred Shares are also entitled to receive certain dividends declared or paid on the

Common Shares on an as-converted basis (ignoring for such purposes the Conversion and Vote Limitations). No dividends will be payable to holders of Common Shares unless the full dividends are paid at the same time to the holders of the Preferred Shares, except for dividends paid in the form of Common Shares, convertible securities, or options, and the Permitted Quarterly Dividends.

The terms of the Preferred Shares are more fully described in the Preferred Shares Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Preferred Shares Amendment.

Authorized Shares and Preemptive Rights Amendment

On January 29, 2026 and as contemplated by the Investment Agreement, the Company filed a certificate of amendment (the “Authorized Shares and Preemptive Rights Amendment”) to the Company’s Restated Certificate of Incorporation with the New York State Department of State to (i) increase the number of authorized shares of the Company’s capital stock from 51,000,000 shares to 101,000,000 shares and to increase the number of authorized Common Shares from 50,000,000 Common Shares to 100,000,000 and (ii) permit the exercise by the CD&R Investor and its affiliated funds of preemptive rights provided for in the Investment Agreement for so long as the CD&R Investor and its affiliated funds hold Preferred Shares (or Common Shares issued upon conversion of the Preferred Shares) representing at least 25% of the Preferred Shares initially issued to the CD&R Investor to participate in future equity and equity-linked issuances by the Company to the extent necessary to maintain their pro rata ownership percentage interest in the Company, subject to customary exceptions.

This summary does not purport to be complete and is qualified in its entirety by reference to the Authorized Shares and Preemptive Rights Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 4, 2026, the Company issued a press release announcing the closing of the Kito Crosby Acquisition, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements for Businesses Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1†	Stock Purchase Agreement, dated as of February 10, 2025, by and among Columbus McKinnon Corporation, Kito Crosby Limited, the equityholders of Kito set forth on the signature pages thereto and Ascend Overseas Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 12, 2025).

3.1	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, filed with the New York Department of State on January 29, 2026.

3.2	Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, filed with the New York Department of State on January 29, 2026.

4.1	Indenture, dated as of January 30, 2026, by and between Columbus McKinnon Corporation and Wilmington Trust, National Association, as Trustee and as Note Collateral Agent (including the Form of Note for the Notes).

4.2	First Supplemental Indenture, dated as of February 3, 2026, by and among Columbus McKinnon Corporation, the guarantors party thereto and Wilmington Trust, National Association, as Trustee and as Note Collateral Agent.

10.1	Credit Agreement, dated as of February 3, 2026, by and among Columbus McKinnon Corporation, Columbus McKinnon EMEA GmbH, certain other subsidiaries of Columbus McKinnon Corporation, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.2	Registration Rights Agreement, dated as of February 3, 2026, by and between Columbus McKinnon Corporation and CD&R XII Keystone Holdings, L.P.

99.1	Press release, dated February 4, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

†

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer (Principal Financial Officer)

Dated: February 4, 2026